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                                                                    Exhibit 21.1

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                              LIST OF SUBSIDIARIES

ENTITY                                                           JURISDICTION
Behringer Harvard Woodall Rodgers GP, LLC                        Delaware
Behringer Harvard Woodall Rodgers LP                             Texas
Behringer Harvard Quorum I GP, LLC                               Texas
Behringer Harvard Quorum I LP                                    Texas
Behringer Harvard Plaza Skillman GP, LLC                         Texas
Behringer Harvard Plaza Skillman LP                              Texas
Behringer Harvard 4245 Central GP, LLC                           Texas
Behringer Harvard 4245 Central LP                                Texas
Behringer Harvard 1221 Coit GP, LLC                              Texas
Behringer Harvard 1221 Coit LP                                   Texas
Behringer Harvard Mockingbird Commons GP, LLC                    Texas
Behringer Harvard Mockingbird Commons Investors LP               Texas
Behringer Harvard Northwest Highway GP, LLC                      Texas
Behringer Harvard Northwest Highway LP                           Texas